CHANGE IN TERMS AGREEMENT

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$900,000.00	01-19-2001	04-30-2010	100012004				

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing "***" has been omitted due to text length limitations.

Borrower: Paneltech Products, Inc.
2999 John Stevens Way
Hoquiam, WA 98550

Lender: ShoreBank Pacific
Main Branch
203 Howerton Way SE; PO Box 400
Ilwaco, WA 98624
(360) 642-1166

Principal Amount: $900,000.00 **Date of Agreement: March 26, 2010**

DESCRIPTION OF EXISTING INDEBTEDNESS. Revolving Line of Credit in the original amount of $500,000.00 as evidenced by that certain Promissory Note and Related Documents dated January 19, 2001; as amended and increased by Change in Terms and currently maturing March 26, 2010 and in the amount of $900,000.00.

DESCRIPTION OF CHANGE IN TERMS.

1) Maturity date of Loan and Related Documents is extended to April 30, 2010;

2) The 'Base Interest Rate' of the note will be determined by: adding the "Base Margin" to the rate "index" and adding or subtracting each Rate Adjustment Factor ("RAF"), as further described below:

The Index is Lender's Prime Rate. This is the rate Lender charges, or would charge, on 90-day unsecured loans to the most creditworthy corporate customers. This rate may or may not be the lowest rate available from Lender at any given time. Lender will tell Borrower the current index rate upon Borrower's request. The index will not change more often than each time prime changes. Borrower understands that Lender may make loans based on other rates as well. The index currently is 3.75% per annum.

The 'Base Margin' is 3.75% and is not subject to change during the period.

There are three RAF's which are to be determined by the bank in its sole authority based on the Borrower's monthly financial reporting prepared on a GAAP basis and submitted within thirty days of month end. If the Borrower fails to report the financial information for that period, the highest RAF will apply and default interest may also apply. The initial RAFs will be determined based on the February 28, 2010 financial statements and the initial note rate will change effective March 1, 2010.

Upon default, Lender at its option may further increase the rate on the note to 5.0% above the Base Interest Rate in effect at that time. In addition, if Borrower breaches a financial covenant, Lender has the option of adding the 5.0% default rate to the highest RAF for that financial covenant.

Each month the Rate Adjustment Factors will reset effective as of the 1st day of the month following the subject reporting period, and will be based on the following schedule:

Debt Service Coverage ("DSC"): Defined as Year To Date Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) divided by the sum of Year to Date interest expense plus Current Period Long Term Debt (CPLTD)

Year to date DSC negative = 2% addition
Year to date DSC less than 1.0X but positive = 1% addition
Year to date DSC greater than 1.2X = 0.5% subtraction

Debt to Worth: Defined as all liabilities less the sum of: subordinated debt specifically approved by Lender, Warrants, accrued dividends and deferred tax liability divided by Total Equity plus the sum of: subordinated debt specifically approved by Lender, Warrants, accrued dividends and deferred tax liability. Total Net Worth includes preferred stock.

Monthly debt to worth greater than 12.0X but equal to or less than 14.0X = 2.0% addition
Monthly debt to worth greater than 8.0X but equal to or less than 12.0X = 1.0% addition
Monthly debt to worth greater than 4.0X but equal to or less than 8.0X = no change
Monthly debt to worth equal to or less than 4.0X = 1.0% subtraction

Current Ratio ("CR"): defined as Current Assets divided by Current Liabilities

Monthly CR greater than or equal to 0.95X and less than 1.0X = 1.0% addition
Monthly greater than or equal to 1.0X and less than 1.2X = no change
Monthly CR equal to or greater than 1.2X = 1.0% subtraction

3) Borrower agrees to execute and return the Default and Forbearance Agreement dated March 26, 2010 and acknowledges that all terms and conditions within that agreement remain in full force and effect;

4) Financial covenants as stated in the Loan Agreement are replaced with the following:

Debt service Coverage
Maintain monthly cash flow coverage, defined as Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) for the month divided by Current Maturities of Long-Term Debt (CMLTD) proportional to the corresponding EBITDA period, in excess of 1.0 to 1.0 as measured for the month ending April 30, 2010 and each month thereafter.

Working Capital
Maintain Working Capital, defined as Current Assets less Current Liabilities, in an amount no less than a negative $100,000 as of March 31, 2010 and a positive amount as of April 30, 2010 and at the end of each month thereafter

Current Ratio
Maintain a Current Ratio, defined as Current Assets divided by Current Liabilities, in excess of 0.95 to 1.0 as measured March 31, 2010 and 1.0 to 1.0 as measured April 30, 2010 and at the end of each month thereafter

Minimum Net Worth
Maintain a minimum Net Worth defined as Total Net Worth plus the sum of: subordinated debt specifically approved by Lender, Warrants, accrued dividends and deferred tax liability, in excess of $300,000 as measured March 31, 2010, April 30, 2010 and at the end of each month thereafter. Total Net Worth includes preferred stock.

Maximum Debt to Worth

Maintain a ratio of Debt to Net Worth, defined as all liabilities less the sum of: subordinated debt specifically approved by Lender, Warrants, accrued dividends and deferred tax liability divided by Total Equity plus the sum of: subordinated debt specifically approved by Lender, Warrants, accrued dividends and deferred tax liability, not to exceed 14.0 to 1.0 as measured March 31, 2010 and 15.0 to 1.0 as measured April 30, 2010 and at the end of each month thereafter. Total Net Worth includes preferred stock.

5) The following will be due upon execution of this Agreement:
a) An extension fee of $250.00
b) Interest through March 31, 2010 in the amount of $10,061.54.

CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender's right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

FEE PAYMENT. BORROWER AGREES TO PAY FEE BY ONE OF THE FOLLOWING METHODS:

1) By check to be returned with the executed Change in Terms or

2) By authorizing charge to designated ShoreBank Pacific

checking account # ________________________, or

3) By authorizing charge to ShoreBank Pacific line of credit

#______________________ .

ORAL AGREEMENT. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORECEABLE UNDER WASHINGTON LAW.

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT. BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

CHANGE IN TERMS SIGNERS:

PANELTECH PRODUCTS, INC.

By:______________________________
Leroy D. Nott, President and CEO of Paneltech Products, Inc.

By:______________________________
Scott D. Olmstead, Secretary and CFO of Paneltech Products, Inc.

X______________________________
Leroy D. Nott, Individually

X______________________________
Ronald H. Iff, Individually

X______________________________
Scott D. Olmstead, Individually